Exhibit 99.1

Allergan Reports Third Quarter 2019 Financial Results

- Q3 2019 GAAP Net Revenues of $4.05 Billion -

- Q3 2019 GAAP Loss Per Share of $2.40; Non-GAAP Performance Net Income Per Share of $4.25 -

- Q3 2019 GAAP Operating Loss of $596.6 Million; Non-GAAP Operating Income of $1.76 Billion -

- Q3 2019 GAAP Net Revenue Driven by Growth in Top Promoted Products Including VRAYLAR®, BOTOX®, JUVÉDERM® Collection, OZURDEX® and Lo LOESTRIN® -

- Continues to Advance R&D Pipeline on Key Programs Including BLA Filing for Abicipar for Wet Age-Related Macular Degeneration (AMD); Ubrogepant for Migraine and Bimatoprost SR for Glaucoma NDAs Under FDA Review -

- Raises Guidance for Full-Year 2019 Net Revenue; Reaffirms Guidance for Full-Year 2019 Non-GAAP Performance Net Income Per Share -
DUBLIN, Nov. 5, 2019 /PRNewswire/ -- Allergan plc (NYSE: AGN) today reported its third quarter 2019 financial results including GAAP net revenues of $4.05 billion, a 3.6 percent increase from the prior year quarter.

THIRD QUARTER 2019 FINANCIAL RESULTS

(unaudited; $ in millions, except per share amounts)	Q3 '19	Q3 '18	Q3 '19 v Q3 '18	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018	2019 v 2018
Total Net Revenues	$4,050.7	$3,911.4	3.6%	$11,737.9	$11,707.7	0.3%

Operating (Loss) / Income	$(596.6)	$257.5	(331.7)%	$(4,168.7)	$(863.5)	(382.8)%
Diluted EPS	$(2.40)	$(0.11)	(2081.8)%	$(15.04)	$(2.50)	(501.6)%
SG&A Expense	$1,994.1	$1,044.8	90.9%	$4,303.9	$3,328.2	29.3%
R&D Expense	$474.5	$424.2	11.9%	$1,359.5	$1,588.1	(14.4)%
Tax Rate	(2.4)%	120.5%	(122.9)%	(5.3)%	37.5%	(42.8)%

Non-GAAP Net Revenues	$4,025.7	$3,911.4	2.9%	$11,712.9	$11,682.7	0.3%
Non-GAAP Operating Income	$1,759.3	$1,905.1	(7.7)%	$5,235.2	$5,638.0	(7.1)%
Non-GAAP Performance Net Income Per Share	$4.25	$4.25	0.0%	$12.43	$12.41	0.2%
Non-GAAP Adjusted EBITDA	$1,864.9	$2,007.7	(7.1)%	$5,554.3	$5,963.6	(6.9)%
Non-GAAP SG&A Expense	$1,179.4	$1,031.4	14.3%	$3,438.4	$3,214.5	7.0%
Non-GAAP R&D Expense	$448.9	$393.7	14.0%	$1,293.8	$1,138.4	13.7%
Non-GAAP Tax Rate	11.2%	14.2%	(3.0)%	12.3%	14.2%	(1.9)%

Executive Commentary

"The third quarter 2019 results demonstrate our commitment to continued strong operational performance. The core business has grown and has been bolstered by significant pipeline progress, with three new molecular entities currently under regulatory review," said Brent Saunders, Chairman and CEO of Allergan. "VRAYLAR®, BOTOX® Cosmetic, JUVÉDERM®, BOTOX® Therapeutic, OZURDEX® and Lo LOESTRIN® continue to lead the way, with VRAYLAR® growing 70 percent and U.S. BOTOX® Cosmetic growing 10 percent in the third quarter from the prior year."

Third Quarter 2019 Results

GAAP operating loss in the third quarter of 2019 was $596.6 million compared to GAAP operating income of $257.5 million in the prior year quarter. Non-GAAP operating income in the third quarter of 2019 was $1.76 billion, a decrease of 7.7 percent versus the prior year quarter, partially impacted by divestitures, products that lost or are at risk of losing exclusivity and an increase in operating expenses. GAAP cash flow from operations for the third quarter of 2019 totaled $2.92 billion. Cash flow from operations in the third quarter includes a one-time tax refund of $1.6 billion of capital gains taxes previously paid and attributable to tax losses recorded in prior periods.

Operating Expenses

Total GAAP Selling, General and Administrative (SG&A) Expense was $1.99 billion for the third quarter of 2019, compared to $1.04 billion in the prior year quarter. Total non-GAAP SG&A expense was $1.18 billion for the third quarter of 2019, an increase of 14.3 percent from the prior year quarter, primarily related to an increase in spending to support key products and new product launches. GAAP R&D investment for the third quarter of 2019 was $474.5 million, compared to $424.2 million in the third quarter of 2018. Non-GAAP R&D investment for the third quarter of 2019 was $448.9 million, an increase of 14.0 percent compared to the prior year quarter, due to increased direct project spend to support pipeline advancement and new product launches.

Amortization, Tax and Capitalization

Amortization expense for the third quarter of 2019 was $1.54 billion, compared to $1.59 billion in the third quarter of 2018. The Company's GAAP tax rate was -2.4 percent in the third quarter of 2019. The Company's non-GAAP adjusted tax rate was 11.2 percent in the third quarter of 2019. As of September 30, 2019, Allergan had cash and marketable securities of $4.56 billion and outstanding indebtedness of $22.5 billion.

Operating Charges and Impairments

Allergan recorded a pre-tax charge of $750 million in the three months ended September 30, 2019 related to a settlement reached in principle by subsidiaries Forest Laboratories, LLC, Forest Laboratories, Inc. and Forest Laboratories Holdings Ltd. with direct purchasers of Namenda, resolving the class action litigation filed by that class of purchasers in the U.S. District Court for the Southern District of New York. The Company excludes operating charges, asset sales and impairments, net and in-process research and development impairments from its Non-GAAP performance net income attributable to shareholders as well as Adjusted EBITDA and Non-GAAP Operating Income.

THIRD QUARTER 2019 BUSINESS SEGMENT RESULTS

U.S. Specialized Therapeutics

U.S. Specialized Therapeutics net revenues were $1.67 billion in the third quarter of 2019, a decrease of 2.1 percent versus the prior year quarter. Demand growth in BOTOX® and JUVÉDERM® Collection was offset by a decline in sales of CoolSculpting® compared to the prior year quarter and the divestiture of the Company's Medical Dermatology business on September 20, 2018. Segment gross margin for the third quarter of 2019 was 91.0 percent. Segment contribution for the third quarter of 2019 was $1.08 billion.

Medical Aesthetics

  Facial Aesthetics
    BOTOX® Cosmetic net revenues in the third quarter of 2019 were $237.6 million, an increase of 10.0 percent from the prior year quarter.
    JUVÉDERM® Collection (defined as JUVÉDERM®, VOLUMA® and other fillers) net revenues in the third quarter of 2019 were $134.8 million, an increase of 6.0 percent versus the prior year quarter.
  Regenerative Medicine
    ALLODERM® net revenues in the third quarter of 2019 were $95.0 million, a decrease of 10.2 percent versus the prior year quarter.
  Body Contouring
    CoolSculpting® net revenues (including both CoolSculpting® Systems/Applicators and Consumables) in the third quarter of 2019 were $53.0 million, a decrease of 37.6 percent from the prior year quarter.

Neurosciences & Urology

  BOTOX® Therapeutic net revenues in the third quarter of 2019 were $431.6 million, an increase of 5.9 percent versus the prior year quarter.

Eye Care

  RESTASIS® net revenues in the third quarter of 2019 were $286.8 million, a decrease of 3.8 percent versus the prior year quarter.
  ALPHAGAN®/COMBIGAN® net revenues in the third quarter of 2019 were $90.9 million, a decrease of 4.7 percent versus the prior year quarter.
  OZURDEX® net revenues in the third quarter of 2019 were $33.7 million, an increase of 17.8 percent versus the prior year quarter.

U.S. General Medicine

U.S. General Medicine net revenues in the third quarter of 2019 were $1.52 billion, an increase of 9.9 percent versus the prior year quarter. Demand growth in VRAYLAR®, VIIBRYD® and Lo LOESTRIN® was partially offset by lower revenues from products that lost exclusivity. Segment gross margin for the third quarter of 2019 was 83.9 percent. Segment contribution for the third quarter of 2019 was $967.2 million.

Central Nervous System

  VRAYLAR® net revenues were $234.6 million in the third quarter of 2019, an increase of 70.0 percent from the prior year quarter.
  VIIBRYD®/FETZIMA® net revenues in the third quarter of 2019 were $105.1 million, an increase of 18.8 percent from the prior year quarter.

Gastrointestinal, Women's Health & Diversified Brands

  LINZESS® net revenues in the third quarter of 2019 were $214.7 million, an increase of 4.8 percent versus the prior year quarter.
  Lo LOESTRIN® net revenues in the third quarter of 2019 were $161.4 million, an increase of 14.1 percent versus the prior year quarter.
  BYSTOLIC®/BYVALSON® net revenues in the third quarter of 2019 were $152.2 million, an increase of 0.7 percent from the prior year quarter.

International

International net revenues in the third quarter of 2019 were $835.1 million, an increase of 5.0 percent versus the prior year quarter excluding foreign exchange impact. Growth in Facial Aesthetics and BOTOX® Therapeutic was partially offset by declines in textured breast implants. OZURDEX® growth was primarily related to a 2018 recall of OZURDEX® in certain international markets. Segment gross margin for the third quarter of 2019 was 82.7 percent. Segment contribution was $437.6 million.

Facial Aesthetics

  BOTOX® Cosmetic net revenues in the third quarter of 2019 were $165.6 million, an increase of 5.8 percent versus the prior year quarter excluding foreign exchange impact.
  JUVÉDERM® Collection net revenues in the third quarter of 2019 were $144.7 million, an increase of 7.3 percent versus the prior year quarter excluding foreign exchange impact.

Eye Care

  LUMIGAN®/GANFORT® net revenues in the third quarter of 2019 were $89.7 million, a decrease of 1.4 percent versus the prior year quarter excluding foreign exchange impact.
  OZURDEX® net revenues in the third quarter of 2019 were $63.8 million, an increase of 159.3 percent versus the prior year quarter excluding foreign exchange impact.

Botox® Therapeutic

  BOTOX® Therapeutic net revenues in the third quarter of 2019 were $93.9 million, an increase of 5.3 percent versus the prior year quarter excluding foreign exchange impact.

PIPELINE UPDATE

Allergan R&D continues to advance its pipeline. During the third quarter of 2019, the Company's key clinical developments included:

  The U.S. Food and Drug Administration (FDA) approved Allergan's supplemental Biologics License Application (sBLA) to expand the BOTOX® (onabotulinumtoxinA) label for the treatment of pediatric patients ages two years and older with lower limb spasticity, excluding spasticity caused by cerebral palsy. This marks the 14th approved indication for BOTOX® and BOTOX® Cosmetic combined in the U.S., and the 11th BOTOX® therapeutic indication. The FDA approved BOTOX® (onabotulinumtoxinA) for pediatric upper limb spasticity in the second quarter of 2019.
  The FDA accepted a Biologics License Application (BLA) for Abicipar pegol, a novel, investigational DARPin® therapy, in patients with neovascular (wet) age-related macular degeneration (nAMD). The FDA is expected to take action on the BLA mid-2020, with launch expected to follow. The European Medicines Agency (EMA) is also reviewing a Marketing Authorisation Application (MAA) for Abicipar in patients with nAMD. A decision from the European Commission is expected in the second half of 2020.
  Allergan received FDA approval for the use of Juvéderm VOLUMA® XC, a hyaluronic acid gel dermal filler, with a TSK STERiGLIDE™ cannula for cheek augmentation to correct age-related volume deficit in the mid-face in adults over 21.
  Allergan dosed the first patient in a Phase 2b clinical trial of botulinum neurotoxin serotype E (BoNT/E) EB-001 for the treatment of glabellar frown lines.
  Allergan completed enrollment of Part 1 of the Phase 3 AURORA NASH study in adults with stages 2/3 liver fibrosis.

In addition to third quarter 2019 pipeline developments and the anticipated launch of abicipar listed above, Allergan expects three additional significant launches in the next twelve months:

  Allergan anticipates a regulatory decision from the FDA in December 2019 for the Company's New Drug Application (NDA) for ubrogepant, an oral CGRP receptor antagonist for the acute treatment of migraine. Launch is expected to follow in the first half of 2020.
  Allergan expects to launch CoolTone™, a body contouring device that uses magnetic muscle stimulation, or MMS technology, to strengthen, tone and firm the muscles of the abdomen, buttocks and thighs, in the fourth quarter of 2019, following FDA clearance in the second quarter of 2019.
  FDA action is expected in the first half of 2020 on Allergan's NDA for Bimatoprost Sustained-Release, a biodegradable implant for the reduction of intraocular pressure in patients with open-angle glaucoma or ocular hypertension. Launch is expected to follow in the first half of 2020.

UPDATE ON PROPOSED ABBVIE TRANSACTION

On October 14, 2019, Allergan shareholders voted to approve the proposed acquisition of Allergan by AbbVie. Additionally, both companies received a Request for Additional Information and Documentary Material (Second Request) from the U.S. Federal Trade Commission. Allergan and AbbVie continue to expect to close the transaction in early 2020, subject to customary closing conditions and regulatory approvals.

FULL YEAR 2019 GUIDANCE

	Previous Guidance		Current Guidance
	Twelve Months Ending December 31, 2019		Twelve Months Ending December 31, 2019
	GAAP	NON-GAAP	GAAP	NON-GAAP

Total Net Revenues	~$15.425 - $15.625 billion	~$15.400 - $15.600 billion	~$15.625 - $15.825 billion	~$15.600 - $15.800 billion
Gross Margin (as a % of revenues)	~85.0% - 85.5%	~85.0% - 85.5%	~85.0%	~85.0%
SG&A Expense	~$4.5 - $4.6 billion	~$4.4 - $4.5 billion	~$5.4 billion	~$4.5 billion
R&D Expense	~$1.8 - $1.9 billion	~$1.6 - $1.7 billion	~$1.8 billion	~$1.75 billion
Net Interest Expense/Other Income (Expense)	~ $775.0 million	~ $800.0 million	~ $725.0 million	~ $750.0 million
Tax Rate	~ (5.0)%	~13.0%	~ (4.5)%	~12.0% - 12.5%
Net Income / (Loss) Per Share[1]	> ($12.03)	> $16.55	> ($14.98)	> $16.55
Average 2019 Share Count[2]	~ 329.0 million	~ 332.0 million	~ 329.0 million	~ 332.0 million
Cash Flow from Operations	$5.0 - $5.5 billion	n.a.	$6.0 - $6.5 billion	n.a.

(1) GAAP represents EPS for ordinary shareholders. GAAP income per share includes the impact of amortization of approximately $5.9 billion. Non-GAAP represents performance net income per share.
(2) GAAP EPS shares do not include dilution of shares when earnings are a net loss. As such, the dilution impact of outstanding equity awards is not included in the forecasted shares.

(3) The non-GAAP performance net income per share guidance for the twelve months ending December 31, 2019 of >$16.55 represents a "profit forecast" for the purposes of the Irish Takeover Rules. Please see page 7 of this press release for further information in relation to the basis of preparation of, assumptions behind and reports prepared in relation to that profit forecast.

ADDITIONAL THIRD QUARTER DETAILS

Due to the proposed acquisition of Allergan by AbbVie, Allergan is not hosting a conference call to discuss its third quarter results. For additional materials related to Allergan's third quarter results, please visit Allergan's Investor Relations website at https://www.allergan.com/investors/events-presentations.

Allergan Contacts:
Investors:
Manisha Narasimhan, PhD	(862) 261-7162

Media:
Lisa Brown	(862) 261-7320

About Allergan plc

Allergan plc (NYSE: AGN), headquartered in Dublin, Ireland, is a global pharmaceutical leader focused on developing, manufacturing and commercializing branded pharmaceutical, device, biologic, surgical and regenerative medicine products for patients around the world. Allergan markets a portfolio of leading brands and best-in-class products primarily focused on four key therapeutic areas including medical aesthetics, eye care, central nervous system and gastroenterology. As part of its approach to delivering innovation for better patient care, Allergan has built one of the broadest pharmaceutical and device research and development pipelines in the industry.

With colleagues and commercial operations located in approximately 100 countries, Allergan is committed to working with physicians, healthcare providers and patients to deliver innovative and meaningful treatments that help people around the world live longer, healthier lives every day.

For more information, visit Allergan's website at www.Allergan.com.

Forward-Looking Statement

Statements contained in this press release that refer to future events or other non-historical facts are forward-looking statements that reflect Allergan's current perspective on existing trends and information as of the date of this release. Actual results may differ materially from Allergan's current expectations depending upon a number of factors affecting Allergan's business. These factors include, among others, the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; market acceptance of and continued demand for Allergan's products; the impact of uncertainty around timing of generic entry related to key products, including RESTASIS®, on our financial results; risks associated with divestitures, acquisitions, mergers and joint ventures; risks related to impairments; uncertainty associated with financial projections, projected debt reduction, projected cost reductions, projected synergies, restructurings, increased costs, and adverse tax consequences; difficulties or delays in manufacturing; risks related to the proposed transaction between AbbVie and Allergan, such as, but not limited to, failure to complete the possible transaction, failure to realize the expected benefits of the possible transaction, and general economic and business conditions affecting the combined company following the consummation of the possible transaction; and other risks and uncertainties detailed in Allergan's periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan's Annual Report on Form 10-K for the year ended December 31, 2018 and Allergan's Quarterly Report on Form 10-Q for the period ended June 30, 2019. Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements.

Statements Required by the Irish Takeover Rules

The non-GAAP performance net income per share guidance for the twelve months ending December 31, 2019 of >$16.55 represents a "profit forecast" for the purposes of the Irish Takeover Rules (the "Allergan Profit Forecast"). The basis of preparation of the Allergan Profit Forecast and the principal assumptions upon which the Allergan Profit Forecast is based are set out on pages 213 to 215 of the proxy statement sent to Allergan shareholders on or around September 16, 2019, a copy of which is available on Allergan's website, www.allergan.com. The reports on the Allergan Profit Forecast, as required by Rule 28.3 of the Irish Takeover Rules, have been prepared by (i) PricewaterhouseCoopers Ireland and (ii) J.P. Morgan Securities LLC. Copies of those reports have previously been mailed to Allergan shareholders with the above-mentioned proxy statement and are also available on Allergan's website, www.allergan.com.

Except as described immediately above, no statement in this press release is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Allergan. No statement in this press release constitutes an asset valuation.

The directors of Allergan accept responsibility for the information contained in this press release. To the best of the knowledge and belief of the directors of Allergan (who have taken all reasonable care to ensure that such is the case), the information contained in this press release is in accordance with the facts and does not omit anything likely to affect the import of such information.

Any holder of 1% or more of any class of relevant securities of Allergan may have disclosure obligations under Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2013.

The following presents Allergan plc's statement of operations for the three and nine months ended September 30, 2019 and 2018:
Table 1
ALLERGAN PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net revenues	$4,050.7	$3,911.4	$11,737.9	$11,707.7

Operating expenses:
Cost of sales (excludes amortization and impairment of acquired intangibles including product rights)	639.0	596.8	1,789.1	1,601.4
Research and development	474.5	424.2	1,359.5	1,588.1
Selling, general and administrative	1,994.1	1,044.8	4,303.9	3,328.2
Amortization	1,537.7	1,588.5	4,339.1	4,983.2
In-process research and development impairments	-	-	436.0	798.0
Goodwill and other asset impairments / sales, net	2.0	(0.4)	3,679.0	272.3
Total operating expenses	4,647.3	3,653.9	15,906.6	12,571.2
Operating (loss) / income	(596.6)	257.5	(4,168.7)	(863.5)

Non-operating income (expense):
Interest income	20.5	10.0	51.5	33.6
Interest (expense)	(193.9)	(220.4)	(591.1)	(701.0)
Other income (expense), net	2.5	130.0	11.6	266.6
Total other income (expense), net	(170.9)	(80.4)	(528.0)	(400.8)
(Loss) / income before income taxes and noncontrolling interest	(767.5)	177.1	(4,696.7)	(1,264.3)
Provision / (benefit) for income taxes	18.1	213.4	251.1	(474.0)
Net (loss)	(785.6)	(36.3)	(4,947.8)	(790.3)
(Income) attributable to noncontrolling interest	(1.2)	(1.6)	(6.0)	(6.2)
Net (loss) attributable to shareholders	(786.8)	(37.9)	(4,953.8)	(796.5)
Dividends on preferred shares	-	-	-	46.4
Net (loss) attributable to ordinary shareholders	$(786.8)	$(37.9)	$(4,953.8)	$(842.9)

(Loss) per share attributable to ordinary shareholders:
Net (loss) per share - basic	$(2.40)	$(0.11)	$(15.04)	$(2.50)
Net (loss) per share - diluted	(2.40)	(0.11)	(15.04)	(2.50)

Weighted average shares outstanding:
Basic	328.0	339.0	329.3	337.6
Diluted	328.0	339.0	329.3	337.6

The following table details Allergan plc's product revenue for significant promoted products globally, within the U.S., and international for the three and nine months ended September 30, 2019 and 2018.

Table 2
ALLERGAN PLC
NET REVENUES TOP GLOBAL PRODUCTS
(Unaudited; in millions)

	Three Months Ended September 30, 2019					Three Months Ended September 30, 2018					Movement
	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	Total Change	Total Change Percentage

Botox®	$669.2	$-	$259.5	$-	$928.7	$623.4	$-	$256.3	$-	$879.7	$49.0	5.6%
Juvederm® Collection	134.8	-	144.7	-	279.5	127.2	-	138.6	-	265.8	13.7	5.2%
Restasis®	286.8	-	9.2	-	296.0	298.0	-	13.6	-	311.6	(15.6)	(5.0)%
Linzess®/Constella®	-	214.7	6.7	-	221.4	-	204.8	5.7	-	210.5	10.9	5.2%
Vraylar®	-	234.6	-	-	234.6	-	138.0	-	-	138.0	96.6	70.0%
Lumigan®/Ganfort®	67.5	-	89.7	-	157.2	78.0	-	94.8	-	172.8	(15.6)	(9.0)%
Lo Loestrin®	-	161.4	-	-	161.4	-	141.5	-	-	141.5	19.9	14.1%
Bystolic® /Byvalson®	-	152.2	0.6	-	152.8	-	151.2	0.5	-	151.7	1.1	0.7%
Alphagan®/Combigan®	90.9	-	40.4	-	131.3	95.4	-	40.5	-	135.9	(4.6)	(3.4)%
Eye Drops	62.0	-	63.8	-	125.8	54.8	-	66.8	-	121.6	4.2	3.5%
Viibryd®/Fetzima®	-	105.1	3.0	-	108.1	-	88.5	1.8	-	90.3	17.8	19.7%
Ozurdex ®	33.7	-	63.8	-	97.5	28.6	-	25.8	-	54.4	43.1	79.2%
Alloderm®	95.0	-	2.1	-	97.1	105.8	-	1.0	-	106.8	(9.7)	(9.1)%
Coolsculpting® Consumables	40.4	-	21.6	-	62.0	55.5	-	14.2	-	69.7	(7.7)	(11.0)%
Zenpep®	-	74.2	0.7	-	74.9	-	62.1	-	-	62.1	12.8	20.6%
Breast Implants	58.5	-	5.7	-	64.2	58.2	-	35.6	-	93.8	(29.6)	(31.6)%
Carafate ® /Sulcrate ®	-	55.1	0.8	-	55.9	-	53.4	0.7	-	54.1	1.8	3.3%
Armour Thyroid	-	54.4	-	-	54.4	-	48.0	-	-	48.0	6.4	13.3%
Viberzi®	-	50.1	0.6	-	50.7	-	46.8	0.3	-	47.1	3.6	7.6%
Skin Care	36.1	-	4.0	-	40.1	32.2	-	3.7	-	35.9	4.2	11.7%
Teflaro®	-	38.4	2.1	-	40.5	-	33.4	-	-	33.4	7.1	21.3%
Saphris®	-	34.5	-	-	34.5	-	36.4	-	-	36.4	(1.9)	(5.2)%
Asacol®/Delzicol®	-	11.9	7.2	-	19.1	-	32.1	10.9	-	43.0	(23.9)	(55.6)%
Avycaz®	-	29.6	-	-	29.6	-	24.7	-	-	24.7	4.9	19.8%
Coolsculpting® Systems & Add On Applicators	12.6	-	11.4	-	24.0	29.4	-	8.3	-	37.7	(13.7)	(36.3)%
Namzaric®	-	22.4	-	-	22.4	-	28.0	-	-	28.0	(5.6)	(20.0)%
Savella®	-	24.0	-	-	24.0	-	22.4	-	-	22.4	1.6	7.1%
Dalvance®	-	23.2	1.4	-	24.6	-	9.2	-	-	9.2	15.4	167.4%
Liletta®	-	19.9	-	-	19.9	-	12.7	-	-	12.7	7.2	56.7%
Canasa®/Salofalk®	-	5.8	4.4	-	10.2	-	46.8	4.4	-	51.2	(41.0)	(80.1)%
Rapaflo®	5.2	-	1.5	-	6.7	20.5	-	1.8	-	22.3	(15.6)	(70.0)%
Kybella® /Belkyra®	5.3	-	0.3	-	5.6	5.2	-	1.6	-	6.8	(1.2)	(17.6)%
Namenda®	-	4.0	-	-	4.0	-	16.3	-	-	16.3	(12.3)	(75.5)%
Aczone®	3.4	-	-	-	3.4	17.4	-	0.1	-	17.5	(14.1)	(80.6)%
Other Products Revenues	69.4	203.1	89.9	26.2	388.6	76.6	185.0	94.6	2.3	358.5	30.1	8.4%
Total Net Revenues	$1,670.8	$1,518.6	$835.1	$26.2	4,050.7	$1,706.2	$1,381.3	$821.6	$2.3	3,911.4	$139.3	3.6%

[1]Botox® is comprised of the following:
Botox® Therapeutics	431.6	-	93.9	-	525.5	407.4	-	92.9	-	500.3	25.2	5.0%
Botox® Cosmetics	237.6	-	165.6	-	403.2	216.0	-	163.4	-	379.4	23.8	6.3%

	Nine Months Ended September 30, 2019					Nine Months Ended September 30, 2018					Movement
	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	Total Change	Total Change Percentage

Botox®	$1,995.7	$-	$775.4	$-	$2,771.1	$1,854.4	$-	$777.1	$-	$2,631.5	$139.6	5.3%
Juvederm® Collection	421.1	-	475.2	-	896.3	389.8	-	440.8	-	830.6	65.7	7.9%
Restasis®	829.4	-	31.5	-	860.9	872.0	-	47.9	-	919.9	(59.0)	(6.4)%
Linzess®/Constella®	-	572.0	17.0	-	589.0	-	555.9	17.7	-	573.6	15.4	2.7%
Vraylar®	-	574.4	-	-	574.4	-	336.6	-	-	336.6	237.8	70.6%
Lumigan®/Ganfort®	187.3	-	265.2	-	452.5	217.8	-	295.7	-	513.5	(61.0)	(11.9)%
Lo Loestrin®	-	432.7	-	-	432.7	-	383.9	-	-	383.9	48.8	12.7%
Bystolic® /Byvalson®	-	431.0	1.5	-	432.5	-	432.1	1.6	-	433.7	(1.2)	(0.3)%
Alphagan®/Combigan®	265.5	-	118.9	-	384.4	277.7	-	129.3	-	407.0	(22.6)	(5.6)%
Eye Drops	169.2	-	176.5	-	345.7	154.8	-	208.0	-	362.8	(17.1)	(4.7)%
Viibryd®/Fetzima®	-	297.9	7.8	-	305.7	-	246.9	4.9	-	251.8	53.9	21.4%
Ozurdex ®	93.9	-	207.9	-	301.8	81.7	-	158.1	-	239.8	62.0	25.9%
Alloderm®	291.2	-	5.9	-	297.1	312.4	-	5.5	-	317.9	(20.8)	(6.5)%
Coolsculpting® Consumables	148.9	-	59.7	-	208.6	180.8	-	40.8	-	221.6	(13.0)	(5.9)%
Zenpep®	-	207.2	0.7	-	207.9	-	170.5	-	-	170.5	37.4	21.9%
Breast Implants	187.3	-	(14.5)	-	172.8	194.8	-	119.6	-	314.4	(141.6)	(45.0)%
Carafate ® /Sulcrate ®	-	165.6	2.1	-	167.7	-	163.7	2.1	-	165.8	1.9	1.1%
Armour Thyroid	-	161.1	-	-	161.1	-	145.4	-	-	145.4	15.7	10.8%
Viberzi®	-	138.1	1.2	-	139.3	-	127.6	0.7	-	128.3	11.0	8.6%
Skin Care	113.4	-	10.4	-	123.8	98.4	-	11.6	-	110.0	13.8	12.5%
Teflaro®	-	108.9	2.3	-	111.2	-	98.0	0.6	-	98.6	12.6	12.8%
Saphris®	-	99.0	-	-	99.0	-	102.9	-	-	102.9	(3.9)	(3.8)%
Asacol®/Delzicol®	-	68.2	27.2	-	95.4	-	102.9	35.0	-	137.9	(42.5)	(30.8)%
Avycaz®	-	86.0	-	-	86.0	-	70.0	-	-	70.0	16.0	22.9%
Coolsculpting® Systems & Add On Applicators	45.9	-	33.6	-	79.5	99.5	-	21.8	-	121.3	(41.8)	(34.5)%
Namzaric®	-	68.4	-	-	68.4	-	93.2	-	-	93.2	(24.8)	(26.6)%
Savella®	-	67.0	-	-	67.0	-	61.4	-	-	61.4	5.6	9.1%
Dalvance®	-	55.5	3.6	-	59.1	-	38.8	1.3	-	40.1	19.0	47.4%
Liletta®	-	56.6	-	-	56.6	-	36.3	-	-	36.3	20.3	55.9%
Canasa®/Salofalk®	-	24.0	12.1	-	36.1	-	130.4	13.1	-	143.5	(107.4)	(74.8)%
Rapaflo®	21.5	-	3.5	-	25.0	63.0	-	4.6	-	67.6	(42.6)	(63.0)%
Kybella® /Belkyra®	21.1	-	2.5	-	23.6	24.6	-	5.3	-	29.9	(6.3)	(21.1)%
Namenda®	-	19.6	-	-	19.6	-	60.3	-	-	60.3	(40.7)	(67.5)%
Aczone®	6.8	-	-	-	6.8	54.5	-	0.3	-	54.8	(48.0)	(87.6)%
Other Products Revenues	200.6	591.0	257.1	30.6	1,079.3	235.3	568.2	291.1	36.7	1,131.3	(52.0)	(4.6)%
Total Net Revenues	$4,998.8	$4,224.2	$2,484.3	$30.6	11,737.9	$5,111.5	$3,925.0	$2,634.5	$36.7	11,707.7	$30.2	0.3%

[1]Botox® is comprised of the following:
Botox® Therapeutics	1,276.2	-	286.6	-	1,562.8	1,205.2	-	293.7	-	1,498.9	63.9	4.3%
Botox® Cosmetics	719.5	-	488.8	-	1,208.3	649.2	-	483.4	-	1,132.6	75.7	6.7%

The following table presents Allergan plc's Condensed Consolidated Balance Sheets as of September 30, 2019 and December 31, 2018.
Table 3
ALLERGAN PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)
	September 30,	December 31,
	2019	2018

Assets
Cash and cash equivalents	$1,237.5	$880.4
Marketable securities	3,318.4	1,026.9
Accounts receivable, net	3,012.3	2,868.1
Inventories	1,083.1	846.9
Prepaid expenses and other current assets	942.3	819.1
Assets held for sale	32.5	916.2
Property, plant and equipment, net	1,857.0	1,787.0
Investments and other assets	855.3	3,034.3
Right of use asset - operating leases	478.2	-
Product rights and other intangibles	39,526.8	43,695.4
Goodwill	42,065.5	45,913.3
Total assets	$94,408.9	$101,787.6

Liabilities & Equity
Current liabilities	$5,781.1	$4,859.6
Lease liability	555.8	$-
Current and long-term debt and capital leases	22,525.2	23,797.7
Deferred income taxes and other liabilities	7,048.6	7,999.3
Total equity	58,498.2	65,131.0
Total liabilities and equity	$94,408.9	$101,787.6

The following table presents Allergan plc's Condensed Consolidated Statements of Cash Flows for the three and nine months ended September 30, 2019 and 2018.
Table 4
ALLERGAN PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cash Flows From Operating Activities:
Net (loss) / income	$(785.6)	$(36.3)	$(4,947.8)	$(790.3)
Reconciliation to net cash provided by operating activities:
Depreciation	54.4	44.5	150.6	149.7
Amortization	1,537.7	1,588.5	4,339.1	4,983.2
Provision for inventory reserve	44.4	29.5	127.8	74.9
Share-based compensation	49.9	57.8	161.7	185.2
Deferred income tax benefit	(198.9)	(3.2)	(365.3)	(1,362.8)
In-process research and development impairments	-	-	436.0	798.0
Loss on asset sales and impairments, net	2.0	(0.4)	3,679.0	272.3
Gain on forward sale of Teva shares	-	-	-	(60.9)
Gain on sale of businesses	-	(129.6)	-	(182.6)
Non-cash extinguishment of debt	-	13.4	0.2	17.4
Cash charge related to extinguishment of debt	-	(5.1)	-	(18.2)
Amortization of deferred financing costs	4.2	5.5	13.3	17.4
Non-cash lease expense	25.5	-	93.5	-
Contingent consideration adjustments, including accretion	2.7	(11.3)	49.5	(113.1)
Other, net	17.0	0.8	(2.3)	0.5
Changes in assets and liabilities (net of effects of acquisitions):
Decrease / (increase) in accounts receivable, net	36.0	(73.3)	(184.6)	17.0
Decrease / (increase) in inventories	(149.6)	(22.9)	(328.9)	(136.2)
Decrease / (increase) in prepaid expenses and other current assets	(60.1)	(44.7)	(36.2)	(5.4)
Increase / (decrease) in accounts payable and accrued expenses	713.3	(5.7)	874.9	(46.1)
Increase / (decrease) in income and other taxes payable	1,682.9	50.1	1,638.7	415.5
Increase / (decrease) in other assets and liabilities	(51.7)	(14.6)	(130.8)	(74.0)
Net cash provided by operating activities	2,924.1	1,443.0	5,568.4	4,141.5
Cash Flows From Investing Activities:
Additions to property, plant and equipment	(101.0)	(58.6)	(253.3)	(165.1)
Additions to product rights and other intangibles	-	-	(46.0)	-
Additions to investments	(2,999.8)	(0.5)	(3,738.0)	(1,456.4)
Proceeds from sale of investments and other assets	4.7	550.0	1,466.7	6,201.3
Payments to settle Teva related matters	-	-	-	(466.0)
Proceeds from sales of property, plant and equipment	0.8	13.1	18.5	24.6
Acquisitions of businesses, net of cash acquired	-	-	(80.6)	-
Net cash (used in) / provided by investing activities	(3,095.3)	504.0	(2,632.7)	4,138.4
Cash Flows From Financing Activities:
Proceeds from borrowings on long-term indebtedness, including credit facility	-	8.2	3.3	717.2
Proceeds from Forward Sale of Teva securities	-	-	-	465.5
Payments on debt, including capital lease obligations	(5.8)	(1,762.2)	(1,044.9)	(7,115.9)
Proceeds from stock plans	21.4	29.0	45.0	98.2
Other financing, including contingent consideration	(2.2)	(11.1)	(6.3)	(21.7)
Payments to settle Teva related matters	-	-	-	(234.0)
Repurchase of ordinary shares	(0.8)	(451.4)	(834.3)	(2,023.5)
Dividends	(242.6)	(244.4)	(731.4)	(808.1)
Net cash (used in) financing activities	(230.0)	(2,431.9)	(2,568.6)	(8,922.3)
Effect of currency exchange rate changes on cash and cash equivalents	(12.7)	(1.9)	(10.0)	13.1
Net increase / (decrease) in cash and cash equivalents	(413.9)	(486.8)	357.1	(629.3)
Cash and cash equivalents at beginning of period	1,651.4	1,674.7	880.4	1,817.2
Cash and cash equivalents at end of period	$1,237.5	$1,187.9	$1,237.5	$1,187.9
Non-GAAP performance net income per share is used by management as one of the primary metrics in evaluating the Company's performance.  We believe that Non-GAAP performance net income per share enhances the comparability of our results between periods and provides additional information and transparency to investors on adjustments and other items that are not indicative of the Company's current and future operating performance.  These are the financial measures used by our management team to evaluate our operating performance and make day to day operating decisions.  We define non-GAAP adjustments to the reported GAAP measures as GAAP results adjusted for the following net of tax: (i) amortization expenses, (ii) global supply chain and operational excellence initiatives or other restructurings of a similar nature, (iii) acquisition, divestiture, integration and licensing charges, (iv) accretion and fair market value adjustments on contingent liabilities, (v) impairment/asset sales and related costs, including the exclusion of discontinued operations, (vi) legal settlements and (vii) other unusual charges or expenses.  Non-GAAP performance net income per share is not, and should not be viewed as, a substitute for reported GAAP continuing operations loss per share.  The Company has consistently excluded amortization of all intangible assets, including the product rights that generate a significant portion of our ongoing revenue. The Company's total accumulated amortization, including impairments of currently marketed products, related to our intangible assets as of September 30, 2019 and December 31, 2018 was $37.7 billion and $32.9 billion, respectively, and is expected to continue to be a material non-GAAP adjustment.  The following table presents Allergan plc's GAAP to Non-GAAP adjustments for the three and nine months ended September 30, 2019 and 2018:

Table 5
ALLERGAN PLC
GAAP TO NON-GAAP ADJUSTMENTS
(Unaudited; in millions)

	Three Months Ended September 30, 2019
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales & Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$4,050.7	$639.0	$474.5	$901.4	$1,092.7	$1,537.7	$2.0	$(173.4)	$2.5	$18.1

Purchase accounting impact on stock-based compensation for acquired awards	-	(0.2)	(0.2)	(0.6)	(0.2)	-	-	-	-	-
Severance due to integration of acquired entities	-	-	-	-	-	-	-	-	-	-
Non-acquisition related severance and restructuring	-	(1.1)	0.8	(3.5)	(6.3)	-	-	-	-	-
Costs associated with disposed businesses	-	-	-	-	-	-	-	-	-	-
Integration charges of acquired businesses	-	0.1	-	(0.7)	(1.7)	-	-	-	-	-
Costs associated with the AbbVie transaction	-	(0.5)	(1.9)	(18.7)	(32.7)	-	-	-	-	-
Milestones and upfront expenses for asset acquisitions
RetroSense Therapeutics, LLC	-	-	(20.0)	-	-	-	-	-	-	-
Other	-	-	(2.0)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	(0.4)	(2.3)	-	-	-	-	-	-	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(5.4)	-	-
Asset sales and impairments, other	-	-	-	-	-	-	(2.0)	-	-	-
Litigation settlement related charges	-	-	-	-	(747.5)	-	-	-	-	-
Milestone component of ongoing intellectual property agreement	(25.0)	-	-	-	-	-	-	-	-	-
Other adjustments	-	-	-	-	(2.8)	(1,537.7)	-	-	-	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	307.7
Discrete income tax events	-	-	-	-	-	-	-	-	-	(147.8)

Non-GAAP Adjusted	$4,025.7	$636.9	$448.9	$877.9	$301.5	$-	$-	$(178.8)	$2.5	$178.0

	Three Months Ended September 30, 2018
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales & Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$3,911.4	$596.8	$424.2	$755.6	$289.2	$1,588.5	$(0.4)	$(210.4)	$130.0	$213.4

Purchase accounting impact on stock-based compensation for acquired awards	-	(0.3)	(0.6)	(1.2)	(0.4)	-	-	-	-	-
Severance due to integration of acquired entities	-	-	-	-	-	-	-	-	-	-
Non-acquisition related severance and restructuring	-	(6.6)	(0.9)	(1.3)	(1.3)	-	-	-	-	-
Costs associated with disposed businesses	-	-	-	-	0.5	-	-	-	-	-
Integration charges of acquired businesses	-	(0.2)	(0.2)	(0.3)	(8.5)	-	-	-	-	-
Milestones and upfront expenses for asset acquisitions
Merck & Co.	-	-	(30.0)	-	-	-	-	-	-	-
Editas Medicine, Inc.	-	-	(15.0)	-	-	-	-	-	-	-
Other	-	-	(5.1)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	(10.0)	21.4	-	-	-	-	-	-	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(5.5)	-	-
Asset sales and impairments, other	-	-	-	-	-	-	0.4	-	-	-
Gain on the sale of divestiture	-	-	-	-	-	-	-	-	(129.6)	-
Loss on bond repurchases	-	-	-	-	-	-	-	-	7.5	-
Litigation settlement related charges	-	-	-	-	(1.1)	-	-	-	-	-
Other adjustments	-	(0.1)	(0.1)	-	0.2	(1,588.5)	-	-	(3.9)	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	94.2
Discrete income tax events	-	-	-	-	-	-	-	-	-	(67.6)

Non-GAAP Adjusted	$3,911.4	$579.6	$393.7	$752.8	$278.6	$-	$-	$(215.9)	$4.0	$240.0

The non-GAAP income tax expense is determined based on our pre-tax income, adjusted for non-GAAP items on a jurisdiction by jurisdiction basis. The non-GAAP effective tax rate in the three months ended September 30, 2019 was impacted by U.S. income taxed at rates higher than the Irish statutory rate, partially offset by income earned in jurisdictions with tax rates lower than the Irish statutory rate.

The non-GAAP effective tax rate for the three months ended September 30, 2019 excludes a net discrete tax detriment of $147.8 million related to a change in a valuation allowance partially offset by changes in the applicable tax rates on certain temporary differences.

	Nine Months Ended September 30, 2019
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales & Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$11,737.9	$1,789.1	$1,359.5	$2,578.7	$1,725.2	$4,339.1	$4,115.0	$(539.6)	$11.6	$251.1

Purchase accounting impact on stock-based compensation for acquired awards	-	(0.7)	(0.9)	(2.2)	(0.7)	-	-	-	-	-
Severance due to integration of acquired entities	-	-	-	-	(0.8)	-	-	-	-	-
Non-acquisition related severance and restructuring	-	(6.0)	0.8	(2.6)	(8.5)	-	-	-	-	-
Costs associated with disposed businesses	-	-	-	-	(0.3)	-	-	-	-	-
Integration charges of acquired businesses	-	0.1	(0.5)	(0.8)	(10.0)	-	-	-	-	-
Costs associated with the AbbVie transaction	-	(0.5)	(1.9)	(18.7)	(52.2)	-	-	-	-	-
Milestones and upfront expenses for asset acquisitions
Akarna Therapeutics, Ltd	-	-	(10.0)	-	-	-	-	-	-	-
RetroSense Therapeutics, LLC	-	-	(20.0)	-	-	-	-	-	-	-
Other	-	-	(26.1)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	(42.4)	(7.1)	-	-	-	-	-	-	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(16.4)	-	-
Impairment of goodwill	-	-	-	-	-	-	(3,552.8)	-	-	-
Impairment of Anti-Infectives	-	-	-	-	-	-	(129.4)	-	-	-
Impairment of IPR&D products acquired in the Allergan Acquisition	-	-	-	-	-	-	(182.0)	-	-	-
Impairment of IPR&D products acquired in the Vitae Acquisition	-	-	-	-	-	-	(78.0)	-	-	-
Impairment of IPR&D products acquired in the Tobira Acquisition	-	-	-	-	-	-	(176.0)	-	-	-
Asset sales and impairments, other	-	-	-	-	-	-	3.2	-	-	-
Litigation settlement related charges	-	-	-	-	(765.7)	-	-	-	-	-
Milestone component of ongoing intellectual property agreement	(25.0)	-	-	-	-	-	-	-	-	-
Other adjustments	-	(0.1)	-	-	(3.0)	(4,339.1)	-	-	(0.3)	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	782.4
Discrete income tax events	-	-	-	-	-	-	-	-	-	(457.0)

Non-GAAP Adjusted	$11,712.9	$1,739.5	$1,293.8	$2,554.4	$884.0	$-	$-	$(556.0)	$11.3	$576.5

	Nine Months Ended September 30, 2018
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales & Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$11,707.7	$1,601.4	$1,588.1	$2,409.0	$919.2	$4,983.2	$1,070.3	$(667.4)	$266.6	$(474.0)

Purchase accounting impact on stock-based compensation for acquired awards	-	(1.8)	(4.2)	(7.2)	(2.5)	-	-	-	-	-
Severance due to integration of acquired entities	-	-	-	(0.7)	(0.8)	-	-	-	-	-
Non-acquisition related severance and restructuring	-	(28.5)	(1.8)	(18.5)	(5.6)	-	(13.6)	-	-	-
Costs associated with disposed businesses	-	(1.5)	-	-	(2.8)	-	-	-	-	-
Integration charges of acquired businesses	-	(0.2)	(0.8)	(1.0)	(33.1)	-	-	-	-	-
Milestones and upfront expenses for asset acquisitions
Elastagen Pty Ltd	-	-	(96.1)	-	-	-	-	-	-	-
AstraZeneca plc	-	-	(90.0)	-	-	-	-	-	-	-
Merck & Co.	-	-	(115.0)	-	-	-	-	-	-	-
Chase Pharmaceuticals Corporation	-	-	(75.0)	-	-	-	-	-	-	-
Repros Therapeutics, Inc.	-	-	(33.2)	-	-	-	-	-	-	-
Editas Medicine, Inc.	-	-	(15.0)	-	-	-	-	-	-	-
Other	-	-	(16.5)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	115.4	(2.2)	-	-	-	-	-	-	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(15.7)	-	-
Impairment of IPR&D products acquired in the Allergan Acquisition	-	-	-	-	-	-	(236.0)	-	-	-
Impairment of IPR&D products acquired in the Vitae Acquisition	-	-	-	-	-	-	(40.0)	-	-	-
Impairment of assets held for sale	-	-	-	-	-	-	(252.0)	-	-	-
Impairment of RORgt IPR&D product	-	-	-	-	-	-	(522.0)	-	-	-
Asset sales and impairments, other	-	-	-	-	-	-	(6.7)	-	-	-
Gain on Teva securities	-	-	-	-	-	-	-	-	(60.6)	-
Milestone component of ongoing intellectual property agreement	(25.0)	-	-	-	-	-	-	-	-	-
Gain on the sale of divestiture	-	-	-	-	-	-	-	-	(182.6)	-
Gain on bond repurchases	-	-	-	-	-	-	-	-	(1.7)	-
Litigation settlement related charges	-	-	-	-	(40.4)	-	-	-	-	-
Other adjustments	-	-	0.1	-	(1.1)	(4,983.2)	-	-	(3.7)	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	847.3
Discrete income tax events	-	-	-	-	-	-	-	-	-	334.0

Non-GAAP Adjusted	$11,682.7	$1,684.8	$1,138.4	$2,381.6	$832.9	$-	$-	$(683.1)	$18.0	$707.3

The non-GAAP income tax expense is determined based on our pre-tax income, adjusted for non-GAAP items on a jurisdiction by jurisdiction basis. The non-GAAP effective tax rate in the nine months ended September 30, 2019 was impacted by U.S. income taxed at rates higher than the Irish statutory rate, partially offset by income earned in jurisdictions with tax rates lower than the Irish statutory rate.

The non-GAAP effective tax rate for the nine months ended September 30, 2019 excludes a net discrete tax detriment of $457.0 million related to a change in a valuation allowance and uncertain tax positions offset by the tax effects of intangible asset impairments, U.S. capital losses and changes in the applicable tax rates on certain temporary differences.

The following table presents a reconciliation of Allergan plc's reported net income / (loss) from continuing operations attributable to shareholders and diluted earnings per share to non-GAAP performance net income and non-GAAP performance net income per share for the three and nine months ended September 30, 2019 and 2018:

Table 6
ALLERGAN PLC
RECONCILIATION TABLE
(Unaudited; in millions except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

GAAP to Non-GAAP Performance net income calculation

GAAP (loss) from continuing operations attributable to shareholders	$(786.8)	$(37.9)	$(4,953.8)	$(796.5)
Adjusted for:
Amortization	1,537.7	1,588.5	4,339.1	4,983.2
Acquisition, divestiture and licensing (income) / charges	51.7	(77.7)	107.6	235.8
Accretion and fair-value adjustments to contingent consideration	2.7	(11.4)	49.5	(113.2)
Goodwill and other impairments and asset sales, net and related costs	2.0	(0.4)	4,115.0	1,070.3
Other	-	7.5	-	(26.7)
Non-acquisition restructurings, including Global Supply Chain initiatives	10.1	10.1	16.3	54.4
Legal settlements	747.5	1.1	765.7	40.4
Income taxes on items above and other discrete income tax adjustments	(159.9)	(26.6)	(325.4)	(1,181.3)
Non-GAAP performance net income attributable to shareholders	$1,405.0	$1,453.2	$4,114.0	$4,266.4

Diluted earnings per share

Diluted (loss) / income per share from continuing operations attributable to shareholders- GAAP	$(2.40)	$(0.11)	$(15.04)	$(2.36)

Non-GAAP performance net income per share attributable to shareholders	$4.25	$4.25	$12.43	$12.41

Basic weighted average ordinary shares outstanding	328.0	339.0	329.3	337.6
Effect of dilutive securities:
Dilutive shares	2.2	2.7	1.8	6.2
Diluted weighted average ordinary shares outstanding	330.2	341.7	331.1	343.8

We define adjusted EBITDA as an amount equal to consolidated net income / (loss) from continuing operations attributable to shareholders for such period adjusted for the following: (i) interest expense, (ii) interest income, (iii) (benefit) for income taxes, (iv) depreciation and amortization expenses, (v) stock-based compensation expense, (vi) asset impairment charges and losses / (gains) and expenses associated with the sale of assets, including the exclusion of discontinued operations, (vii) business restructuring charges associated with Allergan's global supply chain and operational excellence initiatives or other restructurings of a similar nature, (viii) costs and charges associated with the acquisition and divestitures of businesses and assets including, but not limited to, milestone payments, integration charges, other charges associated with the revaluation of assets or liabilities and charges associated with the revaluation of acquisition related contingent liabilities that are based in whole or in part on future estimated cash flows, (ix) litigation charges and settlements and (x) other unusual charges or expenses. We define non-GAAP adjusted operating income as adjusted EBITDA including depreciation and certain stock-based compensation charges and excluding dividend income and fair value accounting results included within other income (expense), net.

The following table presents a reconciliation of Allergan plc's reported net income / (loss) from continuing operations attributable to shareholders for the three and nine months ended September 30, 2019 and 2018 to adjusted EBITDA and non-GAAP operating income:

Table 7
ALLERGAN PLC
ADJUSTED EBITDA and NON-GAAP OPERATING INCOME, RECONCILIATION TABLE
(Unaudited; in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

GAAP (loss) from continuing operations attributable to shareholders	$(786.8)	$(37.9)	$(4,953.8)	$(796.5)
Plus:
Interest expense	193.9	220.4	591.1	701.0
Interest income	(20.5)	(10.0)	(51.5)	(33.6)
Provision / (benefit) for income taxes	18.1	213.4	251.1	(474.0)
Depreciation	54.4	44.5	150.6	149.7
Amortization	1,537.7	1,588.5	4,339.1	4,983.2
EBITDA	$996.8	$2,018.9	$326.6	$4,529.8
Adjusted for:
Acquisition, divestiture and licensing charges	55.9	(74.7)	119.5	227.6
Goodwill and other impairments and asset sales, net and related costs	2.0	(0.4)	4,115.0	1,070.3
Other	-	7.5	-	(26.7)
Non-acquisition restructurings, including Global Supply Chain initiatives, excluding depreciation	10.1	8.9	16.3	50.2
Legal settlements	747.5	1.1	765.7	40.4
Accretion and fair-value adjustments to contingent consideration	2.7	(11.4)	49.5	(113.2)
Share-based compensation including cash settlements	49.9	57.8	161.7	185.2
Adjusted EBITDA	$1,864.9	$2,007.7	$5,554.3	$5,963.6
Adjusted for:
Depreciation	(54.4)	(43.3)	(150.6)	(145.5)
Other income (expense) related to fair value accounting	(2.5)	(4.0)	(11.3)	(18.8)
Share-based compensation not related to restructuring charges and purchase accounting impact on stock-based compensation for acquired awards	(48.7)	(55.3)	(157.2)	(161.3)
Non-GAAP Operating Income	$1,759.3	$1,905.1	$5,235.2	$5,638.0

The following table details Allergan plc's segment contribution reconciled to the non-GAAP contribution for the same financial statement line items for the three and nine months ended September 30, 2019 and 2018.

										Table 8
ALLERGAN PLC
Segment Contribution to Non-GAAP Allergan plc Contribution
(Unaudited; $ in millions)

	Three Months Ended September 30, 2019					Three Months Ended September 30, 2018
	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total
Net revenues	$1,670.8	$1,518.6	$835.1	$1.2	$4,025.7	$1,706.2	$1,381.3	$821.6	$2.3	$3,911.4
Operating expenses:
Cost of sales(1)	151.1	245.2	144.6	96.0	636.9	143.0	219.6	130.7	86.3	579.6
Selling and marketing	389.5	261.2	226.9	0.3	877.9	313.7	233.2	206.0	(0.1)	752.8
General and administrative	50.1	45.0	26.0	180.4	301.5	47.3	37.7	35.1	158.5	278.6
Segment contribution	$1,080.1	$967.2	$437.6	$(275.5)	$2,209.4	$1,202.2	$890.8	$449.8	$(242.4)	$2,300.4
Segment margin	64.6%	63.7%	52.4%	n.m.	54.9%	70.5%	64.5%	54.7%	n.m.	58.8%
Segment gross margin(2)	91.0%	83.9%	82.7%	n.m.	84.2%	91.6%	84.1%	84.1%	n.m.	85.2%

(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

	Nine Months Ended September 30, 2019					Nine Months Ended September 30, 2018
	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total
Net revenues	$4,998.8	$4,224.2	$2,484.3	$5.6	$11,712.9	$5,111.5	$3,925.0	$2,634.5	$11.7	$11,682.7
Operating expenses:
Cost of sales(1)	422.2	667.0	399.9	250.4	1,739.5	425.9	604.0	391.0	263.9	1,684.8
Selling and marketing	1,114.3	721.8	718.1	0.2	2,554.4	970.2	713.5	697.9	-	2,381.6
General and administrative	142.3	119.2	80.1	542.4	884.0	145.6	111.3	100.4	475.6	832.9
Segment contribution	$3,320.0	$2,716.2	$1,286.2	$(787.4)	$6,535.0	$3,569.8	$2,496.2	$1,445.2	$(727.8)	$6,783.4
Segment margin	66.4%	64.3%	51.8%	n.m.	55.8%	69.8%	63.6%	54.9%	n.m.	58.1%
Segment gross margin(2)	91.6%	84.2%	83.9%	n.m.	85.1%	91.7%	84.6%	85.2%	n.m.	85.6%

(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

The following table details Allergan plc's product revenue for significant promoted products within the US Specialized Therapeutics segment for the three and nine months ended September 30, 2019 and 2018.

Table 9
ALLERGAN PLC
US Specialized Therapeutics Product Revenue
(Unaudited; in millions)

	Three Months Ended September 30,		Change
	2019	2018	Dollars	%
Total Eye Care	$558.3	$570.3	$(12.0)	(2.1)%
Restasis®	286.8	298.0	(11.2)	(3.8)%
Alphagan®/Combigan®	90.9	95.4	(4.5)	(4.7)%
Lumigan®/Ganfort®	67.5	78.0	(10.5)	(13.5)%
Ozurdex®	33.7	28.6	5.1	17.8%
Eye Drops	62.0	54.8	7.2	13.1%
Other Eye Care	17.4	15.5	1.9	12.3%
Total Medical Aesthetics	646.1	657.1	(11.0)	(1.7)%
Facial Aesthetics	377.7	348.4	29.3	8.4%
Botox®Cosmetics	237.6	216.0	21.6	10.0%
Juvederm®Collection	134.8	127.2	7.6	6.0%
Kybella®	5.3	5.2	0.1	1.9%
Plastic Surgery	58.5	58.2	0.3	0.5%
Breast Implants	58.5	58.2	0.3	0.5%
Regenerative Medicine	120.8	133.4	(12.6)	(9.4)%
Alloderm®	95.0	105.8	(10.8)	(10.2)%
Other Regenerative Medicine	25.8	27.6	(1.8)	(6.5)%
Body Contouring	53.0	84.9	(31.9)	(37.6)%
Coolsculpting®Systems & Add On Applicators	12.6	29.4	(16.8)	(57.1)%
Coolsculpting®Consumables	40.4	55.5	(15.1)	(27.2)%
Skin Care(3)	36.1	32.2	3.9	12.1%
Total Medical Dermatology	15.6	35.1	(19.5)	(55.6)%
Aczone®	3.4	17.4	(14.0)	(80.5)%
Other Medical Dermatology(4)	12.2	17.7	(5.5)	(31.1)%
Total Neuroscience & Urology	436.8	427.9	8.9	2.1%
Botox®Therapeutics	431.6	407.4	24.2	5.9%
Rapaflo®	5.2	20.5	(15.3)	(74.6)%
Other Revenues	14.0	15.8	(1.8)	(11.4)%
Net Revenues	$1,670.8	$1,706.2	$(35.4)	(2.1)%

Operating expenses:
Cost of sales(1)	151.1	143.0	8.1	5.7%
Selling and marketing	389.5	313.7	75.8	24.2%
General and administrative	50.1	47.3	2.8	5.9%
Segment contribution	$1,080.1	$1,202.2	$(122.1)	(10.2)%
Segment margin	64.6%	70.5%		(5.9)%
Segment gross margin(2)	91.0%	91.6%		(0.6)%
(1) Excludes amortization and impairment of acquired intangibles including product rights, as well as indirect cost of sales not attributable to segment results.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.
(3) Includes SkinMedica® and Latisse®.
(4) Includes Tazorac® sales of $9.3 million which were previously disclosed separately in the three months ended September 30, 2018.

	Nine Months Ended September 30,		Change
	2019	2018	Dollars	%
Total Eye Care	$1,595.4	$1,648.4	$(53.0)	(3.2)%
Restasis®	829.4	872.0	(42.6)	(4.9)%
Alphagan®/Combigan®	265.5	277.7	(12.2)	(4.4)%
Lumigan®/Ganfort®	187.3	217.8	(30.5)	(14.0)%
Ozurdex®	93.9	81.7	12.2	14.9%
Eye Drops	169.2	154.8	14.4	9.3%
Other Eye Care	50.1	44.4	5.7	12.8%
Total Medical Aesthetics	2,029.8	2,036.3	(6.5)	(0.3)%
Facial Aesthetics	1,161.7	1,063.6	98.1	9.2%
Botox®Cosmetics	719.5	649.2	70.3	10.8%
Juvederm®Collection	421.1	389.8	31.3	8.0%
Kybella®	21.1	24.6	(3.5)	(14.2)%
Plastic Surgery	187.3	194.8	(7.5)	(3.9)%
Breast Implants	187.3	194.8	(7.5)	(3.9)%
Regenerative Medicine	372.6	399.2	(26.6)	(6.7)%
Alloderm®	291.2	312.4	(21.2)	(6.8)%
Other Regenerative Medicine	81.4	86.8	(5.4)	(6.2)%
Body Contouring	194.8	280.3	(85.5)	(30.5)%
Coolsculpting®Systems & Add On Applicators	45.9	99.5	(53.6)	(53.9)%
Coolsculpting®Consumables	148.9	180.8	(31.9)	(17.6)%
Skin Care(3)	113.4	98.4	15.0	15.2%
Total Medical Dermatology	31.0	111.0	(80.0)	(72.1)%
Aczone®	6.8	54.5	(47.7)	(87.5)%
Other Medical Dermatology(4)	24.2	56.5	(32.3)	(57.2)%
Total Neuroscience & Urology	1,297.7	1,268.2	29.5	2.3%
Botox®Therapeutics	1,276.2	1,205.2	71.0	5.9%
Rapaflo®	21.5	63.0	(41.5)	(65.9)%
Other Revenues	44.9	47.6	(2.7)	(5.7)%
Net Revenues	$4,998.8	$5,111.5	$(112.7)	(2.2)%

Operating expenses:
Cost of sales(1)	422.2	425.9	(3.7)	(0.9)%
Selling and marketing	1,114.3	970.2	144.1	14.9%
General and administrative	142.3	145.6	(3.3)	(2.3)%
Segment contribution	$3,320.0	$3,569.8	$(249.8)	(7.0)%
Segment margin	66.4%	69.8%		(3.4)%
Segment gross margin(2)	91.6%	91.7%		(0.1)%
(1) Excludes amortization and impairment of acquired intangibles including product rights, as well as indirect cost of sales not attributable to segment results.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.
(3) Includes SkinMedica® and Latisse®.
(4) Includes Tazorac® sales of $25.1 million which were previously disclosed separately in the six months ended September 30, 2018.

The following table details Allergan plc's product revenue for significant promoted products within the US General Medicine segment for the three and nine months ended September 30, 2019 and 2018.
Table 10
ALLERGAN PLC
US General Medicine Product Revenue
(Unaudited; in millions)

	Three Months Ended September 30,		Change
	2019	2018	Dollars	%
Total Central Nervous System (CNS)	$400.6	$307.2	$93.4	30.4%
Vraylar®	234.6	138.0	96.6	70.0%
Viibryd®/Fetzima®	105.1	88.5	16.6	18.8%
Saphris®	34.5	36.4	(1.9)	(5.2)%
Namzaric®	22.4	28.0	(5.6)	(20.0)%
Namenda ®(3)	4.0	16.3	(12.3)	(75.5)%
Total Gastrointestinal (GI)	422.7	453.3	(30.6)	(6.8)%
Linzess®	214.7	204.8	9.9	4.8%
Zenpep®	74.2	62.1	12.1	19.5%
Carafate®/Sulcrate®	55.1	53.4	1.7	3.2%
Viberzi®	50.1	46.8	3.3	7.1%
Asacol®/Delzicol®	11.9	32.1	(20.2)	(62.9)%
Canasa®/Salofalk®	5.8	46.8	(41.0)	(87.6)%
Other GI	10.9	7.3	3.6	49.3%
Total Women's Health	235.9	213.1	22.8	10.7%
Lo Loestrin®	161.4	141.5	19.9	14.1%
Liletta®	19.9	12.7	7.2	56.7%
Other Women's Health(4)(5)	54.6	58.9	(4.3)	(7.3)%
Total Anti-Infectives	99.8	74.2	25.6	34.5%
Teflaro®	38.4	33.4	5.0	15.0%
Avycaz®	29.6	24.7	4.9	19.8%
Dalvance®	23.2	9.2	14.0	152.2%
Other Anti-Infectives	8.6	6.9	1.7	24.6%
Diversified Brands	305.6	296.1	9.5	3.2%
Bystolic®/Byvalson®	152.2	151.2	1.0	0.7%
Armour Thyroid	54.4	48.0	6.4	13.3%
Savella®	24.0	22.4	1.6	7.1%
Other Diversified Brands(6)(7)	75.0	74.5	0.5	0.7%
Other Revenues	54.0	37.4	16.6	44.4%
Net revenues	$1,518.6	$1,381.3	$137.3	9.9%

Operating expenses:
Cost of sales(1)	245.2	219.6	25.6	11.7%
Selling and marketing	261.2	233.2	28.0	12.0%
General and administrative	45.0	37.7	7.3	19.4%
Segment contribution	$967.2	$890.8	$76.4	8.6%
Segment margin	63.7%	64.5%		(0.8)%
Segment gross margin(2)	83.9%	84.1%		(0.2)%
(1) Excludes amortization and impairment of acquired intangibles including product rights, as well as indirect cost of sales not attributable to segment results.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.
(3) Includes Namenda XR® and Namenda® IR.
(4) Includes Estrace® Cream sales of $14.8 million which were previously disclosed separately in the three months ended September 30, 2018
(5) Includes Minastrin® 24 sales of $0.6 million which were previously disclosed separately in the three months ended September 30, 2018
(6) Includes Lexapro® sales of $15.6 million which were previously disclosed separately in the three months ended September 30, 2018
(7) Includes PacPharma sales of $2.5 million which were previously disclosed separately in the three months ended September 30, 2018

	Nine Months Ended September 30,		Change
	2019	2018	Dollars	%
Total Central Nervous System (CNS)	$1,059.3	$839.9	$219.4	26.1%
Vraylar®	574.4	336.6	237.8	70.6%
Viibryd®/Fetzima®	297.9	246.9	51.0	20.7%
Saphris®	99.0	102.9	(3.9)	(3.8)%
Namzaric®	68.4	93.2	(24.8)	(26.6)%
Namenda ®(3)	19.6	60.3	(40.7)	(67.5)%
Total Gastrointestinal (GI)	1,200.1	1,273.9	(73.8)	(5.8)%
Linzess®	572.0	555.9	16.1	2.9%
Zenpep®	207.2	170.5	36.7	21.5%
Carafate®/Sulcrate®	165.6	163.7	1.9	1.2%
Viberzi®	138.1	127.6	10.5	8.2%
Asacol®/Delzicol®	68.2	102.9	(34.7)	(33.7)%
Canasa®/Salofalk®	24.0	130.4	(106.4)	(81.6)%
Other GI	25.0	22.9	2.1	9.2%
Total Women's Health	662.9	572.9	90.0	15.7%
Lo Loestrin®	432.7	383.9	48.8	12.7%
Liletta®	56.6	36.3	20.3	55.9%
Other Women's Health(4)(5)	173.6	152.7	20.9	13.7%
Total Anti-Infectives	272.8	225.6	47.2	20.9%
Teflaro®	108.9	98.0	10.9	11.1%
Avycaz®	86.0	70.0	16.0	22.9%
Dalvance®	55.5	38.8	16.7	43.0%
Other Anti-Infectives	22.4	18.8	3.6	19.1%
Diversified Brands	882.5	855.9	26.6	3.1%
Bystolic®/Byvalson®	431.0	432.1	(1.1)	(0.3)%
Armour Thyroid	161.1	145.4	15.7	10.8%
Savella®	67.0	61.4	5.6	9.1%
Other Diversified Brands(6)(7)	223.4	217.0	6.4	2.9%
Other Revenues	146.6	156.8	(10.2)	(6.5)%
Net revenues	$4,224.2	$3,925.0	$299.2	7.6%

Operating expenses:
Cost of sales(1)	667.0	604.0	63.0	10.4%
Selling and marketing	721.8	713.5	8.3	1.2%
General and administrative	119.2	111.3	7.9	7.1%
Segment contribution	$2,716.2	$2,496.2	$220.0	8.8%
Segment margin	64.3%	63.6%		0.7%
Segment gross margin(2)	84.2%	84.6%		(0.4)%
(1) Excludes amortization and impairment of acquired intangibles including product rights, as well as indirect cost of sales not attributable to segment results.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.
(3) Includes Namenda XR® and Namenda® IR.
(4) Includes Estrace® Cream sales of $34.3 million which were previously disclosed separately in the nine months ended September 30, 2018
(5) Includes Minastrin® 24 sales of $6.6 million which were previously disclosed separately in the nine months ended September 30, 2018
(6) Includes Lexapro® sales of $44.8 million which were previously disclosed separately in the nine months ended September 30, 2018
(7) Includes PacPharma sales of $10.6 million which were previously disclosed separately in the nine months ended September 30, 2018

The following table details Allergan plc's product revenue for significant promoted products within the International segment for the three and nine months ended September 30, 2019 and 2018.
Table 11
ALLERGAN PLC
International Product Revenue
(Unaudited; in millions)

	Three Months Ended September 30,		Change
	2019	2018	Dollars	%
Total Eye Care	$312.9	$289.0	$23.9	8.3%
Lumigan®/Ganfort®	89.7	94.8	(5.1)	(5.4)%
Alphagan®/Combigan®	40.4	40.5	(0.1)	(0.2)%
Ozurdex®	63.8	25.8	38.0	147.3%
Eye Drops(3)	63.8	66.8	(3.0)	(4.5)%
Restasis®	9.2	13.6	(4.4)	(32.4)%
Other Eye Care	46.0	47.5	(1.5)	(3.2)%
Total Medical Aesthetics	357.9	369.0	(11.1)	(3.0)%
Facial Aesthetics	310.6	303.6	7.0	2.3%
Botox®Cosmetics	165.6	163.4	2.2	1.3%
Juvederm®Collection	144.7	138.6	6.1	4.4%
Belkyra®(Kybella®)	0.3	1.6	(1.3)	(81.3)%
Plastic Surgery	6.0	35.9	(29.9)	(83.3)%
Breast Implants	5.7	35.6	(29.9)	(84.0)%
Other Plastic Surgery	0.3	0.3	-	0.0%
Regenerative Medicine	4.3	3.3	1.0	30.3%
Alloderm®	2.1	1.0	1.1	110.0%
Other Regenerative Medicine	2.2	2.3	(0.1)	(4.3)%
Body Contouring	33.0	22.5	10.5	46.7%
Coolsculpting®Systems & Add On Applicators	11.4	8.3	3.1	37.3%
Coolsculpting®Consumables	21.6	14.2	7.4	52.1%
Skin Care	4.0	3.7	0.3	8.1%
Botox® Therapeutics and Other	146.5	145.1	1.4	1.0%
Botox®Therapeutics	93.9	92.9	1.0	1.1%
Asacol®/Delzicol®	7.2	10.9	(3.7)	(33.9)%
Constella®	6.7	5.7	1.0	17.5%
Other Products	38.7	35.6	3.1	8.7%
Other Revenues	17.8	18.5	(0.7)	(3.8)%
Net revenues	$835.1	$821.6	$13.5	1.6%

Operating expenses:
Cost of sales(1)	144.6	130.7	13.9	10.6%
Selling and marketing	226.9	206.0	20.9	10.1%
General and administrative	26.0	35.1	(9.1)	(25.9)%
Segment contribution	$437.6	$449.8	$(12.2)	(2.7)%
Segment margin	52.4%	54.7%		(2.3)%
Segment gross margin(2)	82.7%	84.1%		(1.4)%
(1) Excludes amortization and impairment of acquired intangibles including product rights, as well as indirect cost of sales not attributable to segment results.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.
(3) Includes Optive® sales of $27.1 million which were previously disclosed separately in the three months ended September 30, 2018

	Nine Months Ended September 30,		Change
	2019	2018	Dollars	%
Total Eye Care	$931.7	$986.4	$(54.7)	(5.5)%
Lumigan®/Ganfort®	265.2	295.7	(30.5)	(10.3)%
Alphagan®/Combigan®	118.9	129.3	(10.4)	(8.0)%
Ozurdex®	207.9	158.1	49.8	31.5%
Eye Drops(3)	176.5	208.0	(31.5)	(15.1)%
Restasis®	31.5	47.9	(16.4)	(34.2)%
Other Eye Care	131.7	147.4	(15.7)	(10.7)%
Total Medical Aesthetics	1,067.9	1,137.3	(69.4)	(6.1)%
Facial Aesthetics	966.5	929.5	37.0	4.0%
Botox®Cosmetics	488.8	483.4	5.4	1.1%
Juvederm®Collection	475.2	440.8	34.4	7.8%
Belkyra®(Kybella®)	2.5	5.3	(2.8)	(52.8)%
Plastic Surgery	(13.5)	120.7	(134.2)	(111.2)%
Breast Implants	(14.5)	119.6	(134.1)	(112.1)%
Other Plastic Surgery	1.0	1.1	(0.1)	(9.1)%
Regenerative Medicine	11.2	12.9	(1.7)	(13.2)%
Alloderm®	5.9	5.5	0.4	7.3%
Other Regenerative Medicine	5.3	7.4	(2.1)	(28.4)%
Body Contouring	93.3	62.6	30.7	49.0%
Coolsculpting®Systems & Add On Applicators	33.6	21.8	11.8	54.1%
Coolsculpting®Consumables	59.7	40.8	18.9	46.3%
Skin Care	10.4	11.6	(1.2)	(10.3)%
Botox® Therapeutics and Other	434.2	461.4	(27.2)	(5.9)%
Botox®Therapeutics	286.6	293.7	(7.1)	(2.4)%
Asacol®/Delzicol®	27.2	35.0	(7.8)	(22.3)%
Constella®	17.0	17.7	(0.7)	(4.0)%
Other Products	103.4	115.0	(11.6)	(10.1)%
Other Revenues	50.5	49.4	1.1	2.2%
Net revenues	$2,484.3	$2,634.5	$(150.2)	(5.7)%

Operating expenses:
Cost of sales(1)	399.9	391.0	8.9	2.3%
Selling and marketing	718.1	697.9	20.2	2.9%
General and administrative	80.1	100.4	(20.3)	(20.2)%
Segment contribution	$1,286.2	$1,445.2	$(159.0)	(11.0)%
Segment margin	51.8%	54.9%		(3.1)%
Segment gross margin(2)	83.9%	85.2%		(1.3)%
(1) Excludes amortization and impairment of acquired intangibles including product rights, as well as indirect cost of sales not attributable to segment results.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.
(3) Includes Optive® sales of $85.6 million which were previously disclosed separately in the nine months ended September 30, 2018

The following table provides a reconciliation of anticipated GAAP loss / income from continuing operations to non-GAAP performance net income attributable to shareholders for the twelve months ending December 31, 2019:

Table 12
Twelve months ending December 31, 2019
(in millions, except per share information)	LOW
GAAP income/(loss) from continuing operations attributable to shareholders	$(4,928.0)
Adjusted for:
Amortization	5,870.0
Acquisition, divestiture, licensing and other non-recurring charges	166.0
Accretion and fair-value adjustments to contingent consideration	58.0
Impairment/asset sales and related costs	4,115.0
Non-acquisition restructurings, including Global Supply Chain initiatives	16.0
Legal settlements	765.0
Income taxes on items above and other discrete income tax adjustments	(567.0)
Non-GAAP performance net income attributable to shareholders	5,495.0

Diluted earnings per share

Diluted (loss) / income per share from continuing operations attributable to shareholders- GAAP	$(14.98)

Non-GAAP performance diluted net income per share attributable to shareholders	$16.55

Basic weighted average ordinary shares outstanding	329.0
Effect of dilutive securities:
Dilutive shares	3.0
Diluted weighted average ordinary shares outstanding	332.0